ADDvantage Technologies Announces 1-for-10 Reverse Stock Split
as Part of Nasdaq Compliance Plan

Carrollton, Texas, November 9, 2023 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that it will effect a 1-for-10 reverse stock split of its common stock, $0.01 par value per share (the “Common Stock”), where every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock (the “Reverse Stock Split”).
The Reverse Stock Split is expected to take effect as of 12:01 a.m., Eastern Time, on November 16, 2023 (the “Effective Time”).
At the market open on November 16, 2023 (the first business day after the Effective Time), the Common Stock is expected to begin trading on a split-adjusted basis on The Nasdaq Capital Market under a new CUSIP number.
No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Common Stock on The Nasdaq Capital Market on November 16, 2023 (as adjusted for the Reverse Stock Split), without any interest.
The Reverse Stock Split will apply to all of the outstanding shares of Common Stock and as of the Effective Time and therefore will not affect any particular stockholder’s relative ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. The Reverse Stock Split will also not affect the relative voting or other rights that accompany the shares of Common Stock, except to the extent that it results from a stockholder receiving cash in lieu of fractional shares. There will be no change to the number of authorized shares of the Common Stock as a result of the Reverse Stock Split. The Company’s trading symbol will remain unchanged, but the CUSIP number for the Company’s registered Common Stock will be changed to 006743 405.
Stockholders of record will receive information from Continental Stock Transfer & Trust Co, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares, without any interest. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.
As a result of the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced from approximately 14,947,078 shares outstanding as of November 8, 2023, to approximately 1,494,707 shares outstanding after giving effect to the Reverse Stock Split.
The Reverse Stock Split has been approved by the Company’s Board of Directors pursuant to the approval of annual shareholder meeting, and no stockholder approval is required.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.
ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate website at www.addvantagetechnologies.com.
Forward-Looking Statements.
This Current Report on Form 8-K includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “intends”, “expects,” “may”, “will”, and “would”, or the negative of such terms, or other comparable terminology, and include statements about the Reverse Stock Split and the impact, if any, of the Reverse Stock Split on the Company and the trading price of the Common Stock. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.